EXHIBIT 2.16

AMENDMENT NO. 1
TO
AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 (the “Amendment”) to AGREEMENT AND PLAN OF MERGER dated October 16, 2002 (the “Agreement”) is entered into on this 30th day of November, 2002 by and between DECK AMERICA, INC., a Virginia company (“DAI”), all of the equity owners of DAI, except for the DAI Employee Stock Ownership Plan, as identified on the signature page of this Amendment (collectively, the “Shareholders”), U.S. HOME SYSTEMS, INC., a Delaware corporation (the “Parent”) and REMODELERS CREDIT CORPORATION, a Delaware corporation (the “Sub”) and a wholly-owned subsidiary of Parent.

The parties hereto agree to amend the Agreement as follows:

A.     Section 2.7 Closing. The date of November 30, 2002 in Section 2.7 of the Agreement is changed to December 6, 2002.

B.     Section 5.2(c) Covenants of DAI and Shareholders – Standstill. The date of November 30, 2002 in Section 5.2(c) of the Agreement is changed to December 6, 2002.

C.     Section 10.1 Termination. The date of November 30, 2002 in Section 10.1 of the Agreement is changed to December 6, 2002.

All other terms, conditions and agreements in the Agreement shall continue to remain in full force and effect.

This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute a single instrument. The parties acknowledge that delivery of executed counterparts of this Amendment may be effected by a facsimile transmission or other comparable means.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

DAI:

DECK AMERICA, INC., a Virginia company

By:	Daniel L. Betts, President

Address:	1041 Cannons Court Woodbridge, Virginia 22191

SHAREHOLDERS:

Daniel L. Betts

Address:	500 Beaver Creek Court Fredericksburg, Virginia 22407

Melvin H. Rosenblatt

Address:	6106 Green Lawn Court Springfield, Virginia 22152

Steven E. Welter

Address:	1520 South 16th Street P.O. Box 350 Prairie Du Chien, Wisconsin 53821

Andrew R. Tavss

Address:	10616 Maplecrest Lane Potomac, Maryland 20854

Osmose, Inc.

By:

Name:

Its:

Address:	980 Ellicott Street Buffalo, New York 14209

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER — Page 2

SUB:

REMODELERS CREDIT CORPORATION, a Delaware company

By:	U.S. HOME SYSTEMS, INC., its sole Shareholder Name: Murray H. Gross Its: President

Address:	750 State Highway 121 Bypass Suite 170 Lewisville, Texas 75067

PARENT:

U.S. HOME SYSTEMS, INC., a Delaware corporation

By:

Name: Its:	Murray H. Gross President

Address:	750 State Highway 121 Bypass Suite 170 Lewisville, Texas 75067

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER — Page 3